Exhibit 107

CALCULATION OF REGISTRATION FEE

FORM S-1

(Form Type)

Faraday Future Intelligent Electric Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Class A common stock, par value $0.0001 per share	Rule 457(c)	85,500,000	$0.374	(2)	$31,977,000	0.00011020	$3,523.87
									$3,523.87
Total Offering Amounts $3,523.87
Total Fees Previously Paid —
Total Fee Offsets —
Net Fee Due $3,523.87

(1)	Consists of 85,500,000 shares of Class A Common Stock issuable upon the conversion of certain convertible notes of Faraday Future Intelligent Electric Inc. being registered for resale from time to time by a selling securityholder (Senyun International Ltd.) under this registration statement. Pursuant to Rule 416(a) promulgated under the U.S. Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based on the average of the high and low prices of the Class A Common Stock on The Nasdaq Stock Market on December 21, 2022 (such date being within five business days of the date that this registration statement on Form S-1 was filed with the U.S. Securities and Exchange Commission).

Table 3: Combined Prospectuses

Security Type	Security Class Type	Amount of Securities Previously Registered(4)	Form Type	File Number	Initial Effective Date
Equity	Class A Common Stock, par value $0.0001 per share(1)	201,218,630	S-1	333-258993	November 10, 2022
Equity	Class A Common Stock, par value $0.0001 per share(2)	284,070,555	S-1	333-258993	November 10, 2022
Equity	Warrants to purchase Class A Common Stock(3)	276,131	S-1	333-258993	November 10, 2022

(1)	Represents resale of 201,218,630 shares of Class A Common Stock by the selling securityholders named in the combined prospectus included in this registration statement.
(2)	Represents resale of 284,070,555 shares of Class A Common Stock issuable upon the exercise of certain warrants and the conversion of certain convertible notes by the selling securityholders named in the combined prospectus included in this registration statement.
(3)	Represents the resale of 276,131 Private Warrants to purchase shares of Class A Common Stock, which represent warrants to acquire 276,131 shares of Class A Common Stock.
(4)	Pursuant to Rule 416 under the Securities Act, the previous registration statement (File No. 333-258993) also registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.